UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): July 25, 2016

UNISYS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8729	38-0387840
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Lakeview Drive, Suite 100 Blue Bell, Pennsylvania 19422
(Address of principal executive offices) (Zip Code)

(215) 986-4011
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 25, 2016, Unisys Corporation (the “Company”), along with certain of its direct and indirect wholly-owned subsidiaries, entered into Amendment No. 7 (the “Amendment”) to the Credit Agreement dated as of June 23, 2011 by and among the Company as the Borrower, the other persons party thereto that are designated as Credit Parties, Wells Fargo Bank, National Association, for itself, as a Lender and Swingline Lender, and as Agent for all Lenders, and the other financial institutions party thereto, as Lenders (as amended to date, the “Credit Agreement”). Among other things, the Amendment:

•	increases the Company’s flexibility to incur additional secured indebtedness; and

•	allows the company to add back certain charges associated with retirement plan settlements and debt redemptions in calculating EBITDA for purposes of the Credit Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unisys Corporation

Date: July 26, 2016	By:	/s/ Janet B. Haugen
Janet B. Haugen
Senior Vice President and Chief Financial Officer